As filed with the Securities and Exchange Commission on January 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGULUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4738379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full titles of the plans)

Joseph P. Hagan

President and Chief Executive Officer

Regulus Therapeutics Inc.

4224 Campus Point Court, Suite 210

San Diego, CA 92121

(858) 202-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Asa M. Henin, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2019 Equity Incentive Plan Common Stock ($0.001 par value per share)	7,298,559 (3)	$0.3285	$2,397,576.63	$222.26
2012 Employee Stock Purchase Plan Common Stock ($0.001 par value per share)	41,666 (4)	$0.3285	$13,687.28	$1.27
Total	7,340,225	N/A	$2,411,263.91	$223.53

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (the “2019 EIP”) or the 2012 Employee Stock Purchase Plan (the “2012 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on January 5, 2022, as reported by The Nasdaq Capital Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 EIP on January 1, 2022 pursuant to an “evergreen” provision contained in the 2019 EIP. Pursuant to such provision, on January 1st of each year from 2021 through 2029, the number of shares authorized for issuance under the 2019 EIP is automatically increased by: (a) a number equal to 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year; or (b) a number determined by the Registrant’s board of directors that is less than the amount set forth in the foregoing clause (a).

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2012 ESPP on January 1, 2022 pursuant to an “evergreen” provision contained in the 2012 ESPP. Pursuant to such provision, on January 1st of each year from 2013 until (and including) 2022, the number of shares authorized for issuance under the 2012 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year; (b) 41,666 shares of Common Stock (which number has been adjusted to give effect to the 1-for-12 reverse stock split of the Common Stock, effected in October 2018); and (c) a number determined by the Registrant’s board of directors that is less than the amounts set forth in the foregoing clauses (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2019 EIP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2019 (File No. 333-233414), January 22, 2020 (File No. 333-236020) and February 4, 2021 (File No. 333-252733). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

The Registrant previously registered shares of its Common Stock for issuance under the 2012 ESPP under Registration Statements on Form S-8 filed with Commission on October 5, 2012 (File No. 333-184324), May 15, 2013 (File No. 333-188606), March 4, 2014 (File No.  333-194294), February 9, 2015 (File No.  333-201988), February 23, 2016 (File No.  333-209654), January 27, 2017 (File No.  333-215793), January 5, 2018 (File No.  333-222434), February 5, 2019 (File No.  333-229514) and February 4, 2021 (File No. 333-252733). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 3, 2016, and incorporated herein by reference).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 2, 2018, and incorporated herein by reference).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 16, 2021).

4.4	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 8, 2016, and incorporated herein by reference).

4.5	Form of Common Stock Certificate of the Registrant (previously filed as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2018, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Regulus Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 6, 2019, and incorporated herein by reference).

99.2	Form of Stock Option Grant Notice and Option Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233414), filed with the Commission on August 22, 2019).

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233414), filed with the Commission on August 22, 2019).

99.4	2012 Employee Stock Purchase Plan (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-183384), originally filed with the Commission on August 17, 2012, as amended, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 11, 2022.

REGULUS THERAPEUTICS INC.

By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Hagan as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph P. Hagan Joseph P. Hagan	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer and Interim Principal Financial Officer)	January 11, 2022

/s/ Cris Calsada	Chief Financial Officer	January 11, 2022
Cris Calsada	(Principal Financial Officer)

/s/ Daniel Penksa	Controller	January 11, 2022
Daniel Penksa	(Principal Accounting Officer)

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board of Directors	January 11, 2022

/s/ David Baltimore David Baltimore, Ph.D.	Member of the Board of Directors	January 11, 2022

/s/ Kathryn J. Collier Kathryn J. Collier	Member of the Board of Directors	January 11, 2022

/s/ Alice S. Huang Alice S. Huang, Ph.D.	Member of the Board of Directors	January 11, 2022

/s/ Jake R. Nunn	Member of the Board of Directors	January 11, 2022
Jake R. Nunn

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Member of the Board of Directors	January 11, 2022

/s/ Hugh Rosen Hugh Rosen, M.D., Ph.D.	Member of the Board of Directors	January 11, 2022

/s/ Simos Simeonidis	Member of the Board of Directors	January 11, 2022
Simos Simeonidis, Ph.D.

/s/ Pascale Witz Pascale Witz	Member of the Board of Directors	January 11, 2022